Exhibit 3.4(a)

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME	Carson Pirie Scott II, Inc.

The name of the corporation shall be:

ARTICLE II PRINCIPAL OFFICE
Principal street address	Mailing address, if different is:
2801 E. Market Street
York, PA 17402

ARTICLE III    PURPOSE

The purpose for which the corporation is organized is:

To own and operate retail department stores, and to engage in any business or activity that may be engaged in by a corporation under the Florida Business Corporation Act, and to do any and all acts and things necessary, appropriate, incidental to or convenient for the furtherance and accomplishment of its purposes.

ARTICLE IV    SHARES

The number of shares of stock is: 1,000 common, $.01 par value

ARTICLE V    INITIAL OFFICERS AND/OR DIRECTORS

Name and Title:	Brendan L. Hoffman, Director	Name and Title:	Keith E. Plowman, Director
Address:	2801 E. Market Street	Address:	2801 E. Market Street
	York, PA 17402		York, PA 17402

Name and Title:		Name and Title:
Address:		Address:

Name and Title:		Name and Title:
Address:		Address:

ARTICLE VI    REGISTERED AGENT

The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is:

Name:	Corporation Service Company
Address:	1201 Hays Street
Tallahassee, Florida 32301

ARTICLE VII    INCORPORATOR

The name and address of the Incorporator is:

Name:	Ann Marie Bruski, Paralegal
Address:	Duane Morris LLP, 30 S. 17th Street
Philadelphia, PA 19103-4196

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity
Corporation Service Company

By:	/s/ Stephanie Milnes Asst. V.P.	1/22/2013
	[ILLEGIBLE]	Date

I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

/s/ Ann Marie Bruski	January 18, 2013
Required, Signature/Incorporator	Date
Ann Marie Bruski, Incorporator

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